UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2013 (May 29, 2013)

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Carlson Parkway, Suite 1400

Minnetonka, MN 55305

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (612) 629-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2013, the Board of Directors (the “Board”) of Two Harbors Investment Corp. (the “Company”), acting upon the recommendation of its Compensation Committee and pursuant to the Company’s Restated 2009 Equity Incentive Plan (the “Plan”), granted awards of restricted stock to each of Thomas Siering, Chief Executive Officer and President, Brad Farrell, Chief Financial Officer and Treasurer, William Roth, Chief Investment Officer, and Rebecca B. Sandberg, General Counsel and Secretary (the “Grants”).  Each Grant was awarded pursuant to the Plan and to a restricted stock award agreement, the form of which is included in the Company’s Form S-8 filed with the Securities and Exchange Commission on May 28, 2013 and incorporated herein by reference.  Under the terms of the Grants, the shares will vest annually, in equal increments, over a three year period.

The Grants were made to the individuals and in the amounts set forth below:

Name of Executive Officer	Shares Awarded
Thomas Siering	256,011
Brad Farrell	76,803
William Roth	256,011
Rebecca B. Sandberg	40,962

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Restricted Stock Award Agreement (incorporated by reference and attached as Exhibit 99.2 to the Company’s Form S-8, as filed with the Securities and Exchange Commission on May 28, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/Rebecca B. Sandberg
Rebecca B. Sandberg
Secretary and General Counsel

Date: June 3, 2013